UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

Settlement of Litigation

On or about August 29, 2007, Champps Entertainment, Inc., a Delaware corporation (the “Company”) mailed to its stockholders a proxy statement (the “Proxy Statement”) relating to a special meeting of stockholders to be held on September 28, 2007 to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 3, 2007, among the Company, F&H Acquisition Corp. (“F&H”) and a wholly owned subsidiary of F&H (the “Merger Agreement”).

As previously disclosed, on July 13, 2007, a purported stockholder class action, entitled Levy Investments vs. Champps Entertainment, Inc., et al., was filed against the Company, its directors, and F&H in the District Court of Douglas County, Colorado. The plaintiff filed an amended complaint on August 30, 2007. The amended complaint alleges, among other things, that the individual defendants breached their fiduciary duties and that F&H aided and abetted in the breach of those fiduciary duties in connection with the proposed acquisition of the Company by F&H by failing to maximize stockholder value and by failing to disclose certain allegedly material information relating to the sale process leading up to the merger. Among other things, the complaint seeks to enjoin the completion of the merger.

On September 17, 2007, the parties executed a Memorandum of Understanding to settle the lawsuit. As part of the settlement, the defendants deny all allegations of wrongdoing. The settlement is subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the Merger Agreement, the adequacy of the merger consideration, the negotiations preceding the Merger Agreement, the adequacy and completeness of the disclosures made in connection with the merger and any actions of the individual defendants in connection with the merger or the Merger Agreement, including any alleged breaches of the fiduciary duties of any of the defendants, or the aiding and abetting thereof. In connection with the settlement, the parties did not reach any agreement and have reserved all of their rights with respect to any application that the plaintiffs’ counsel may make for an award of attorneys’ fees and expenses.

The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger. The merger may be consummated prior to final court approval of the settlement.

Pursuant to the proposed settlement, the Company has agreed to provide the additional information set forth below; however, the Company does not make any admission that such additional information is material. The information set forth herein should be read in conjunction with the Proxy Statement, which contains important information concerning the proposed merger.

Supplemental Disclosures

1.	The second to last sentence of the third paragraph on page 19 of the Proxy Statement is amended and restated to read as follows:

“Based on the various analyses, North Point expressed the view that the Kinderhook / management group proposal was at the low end of the recommended fair valuation range of from $5.50 to $7.00 per share, as determined by North Point, and that the Company should explore actively marketing the Company.”

2.	The first full paragraph on page 21 of the Proxy Statement is supplemented to add the following information:

“Of the 94 potential buyers contacted by North Point, 6 were potential strategic buyers and 88 were potential financial buyers, each of whom North Point believed to be credible purchasers with the financial and other resources necessary to complete an acquisition of this type.”

3.	The third full paragraph on page 21 of the Proxy Statement is supplemented to add the following information:

“With the exception of the indication of interest submitted by Bidder C, which did not contain a preliminary valuation range, each of the preliminary indications of interests reflected a range of values for the acquisition of the Company that the bidder might be willing to pay upon completion of its due diligence review of the Company and satisfactory completion of other conditions, including negotiation of a definitive acquisition agreement. Given the preliminary stage of each bidder’s due diligence review, however, these valuation ranges were necessarily tentative and unsupported by detailed factual information regarding the Company’s performance and as noted below, upon completion of due diligence, each of these bidders lowered its initial valuation range and / or ultimately withdrew from the process.”

4.	The last full paragraph on page 22 of the Proxy Statement is supplemented to add the following information:

“Among other things, the summary of acceptable terms provided by the special committee contemplated a purchase price of $6.00 per share in cash, a reverse triangular merger structure, the buyer having obtained committed financing prior to execution of the merger agreement, execution of the merger agreement within 10 days, limited conditionality and a termination fee lower than the 4.5% fee proposed by Bidder E.”

5.	The second to last sentence of the last paragraph on page 22 of the Proxy Statement is amended and restated to read as follows:

“Having no credible bidders willing to make a proposal for the Company at a price deemed acceptable by the special committee, and given the significant resources being devoted to the sale process and its attendant strain on the managerial resources needed to run the Company’s business, the special committee terminated the auction process on May 18, 2007 and the special committee was dissolved.”

6.	The last sentence of the first full paragraph on page 24 of the Proxy Statement is amended and restated to read as follows:

“Certain members of the board of directors also expressed concern about the value of the Bidder E stock to be included in the transaction, including the fact that Bidder E’s stock was thinly traded and that there could be no assurance that the completion of the proposed transaction with the Company would have a positive impact on Bidder E’s stock price performance.”

7.	The first sentence of the carryover paragraph at the top of page 25 of the Proxy Statement is supplemented to add the following information:

“The principal stockholders of F&H referred to therein are Newcastle Partners, L.P. and Steel Partners II, L.P.”

8.	The two paragraphs of the Selected Companies Analysis which follow the tables on page 34 of the Proxy Statement are amended and restated to read as follows:

“North Point also considered trading multiples of our Company for the last twelve months and then used the ranges and our Company’s trading multiples to calculate a range of enterprise values and equity values per share for our Company based on our operating data (provided by our management) set forth in the Proxy Statement. North Point therefore determined that the enterprise value for our Company ranged from $60.3 million to $86.9 million and the resulting equity value per share ranged from $4.82 to $6.81. North Point compared this range of enterprise values to the implied enterprise value of $70.7 million for the transactions contemplated by the merger agreement and compared this range of equity values per share to the per share consideration to be paid pursuant to the merger agreement of $5.60.”

9.	The last paragraph on page 35 of the Proxy Statement is supplemented to add the following after the first sentence of such paragraph:

“North Point identified such target companies that were deemed to have performance issues based upon North Point’s experience with the industry and publicly known factors such as, but not exclusively, declining revenue and declining EBITDA.”

10.	The range of multiples identified in the tables spanning pages 35 and 36 of the Proxy Statement is the range of mean—median of multiples.

11.	The second sentence of the first paragraph under the table at the top of page 36 is amended and restated to read the following:

“Based on the range of such multiples for companies with performance issues, and North Point’s judgment of the appropriate weight of these multiples, North Point determined that the enterprise value for our Company ranged from $60.3 million to $93.1 million and the resulting equity value per share ranged from $4.82 to $7.27.”

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We use words such as “may,” “should,” “ would,” “ could,” “ will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “contemplate” and similar expressions to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, activities or developments, and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in or implied by these forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those listed on pages 12-13 of the Proxy Statement.

We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements. References to “the Company,” “Champps,” “we,” “us” and “our” refer to Champps Entertainment, Inc. and our consolidated subsidiaries.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed its definitive proxy statement with the Securities and Exchange Commission on August 28, 2007. WE URGE INVESTORS TO READ THE PROXY STATEMENT, AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED MERGER. Investors may obtain free copies of the proxy statement, as well as other filed documents containing information about the Company at www.sec.gov, the SEC’s free internet site. Free copies of the Company’s SEC filings are also available on its internet site at www.champps.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2007	Champps Entertainment, Inc.
(Registrant)

	By:	/s/ David D. Womack
	Name:	David D. Womack
	Title:	Chief Financial Officer